Exhibit 99.4

iPCS, INC.

AND EACH OF THE PARTIES THAT BECOME GUARANTORS HERETO

SECOND LIEN SENIOR SECURED FLOATING RATE NOTES DUE 2014

INDENTURE

Dated as of April 23, 2007

U.S. Bank National Association

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03;12.02; 12.05
(b)	N.A
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*         This Cross Reference Table is not part of the Indenture.

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of April 23, 2007 among iPCS, Inc., a Delaware corporation, each of the Guarantors and U.S. Bank National Association, a national banking association, as trustee.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Second Lien Senior Secured Floating Rate Notes due 2014 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                                          Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes and including any increase in the principal amount thereof as a result of any PIK Payment.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.15 and 5.01 hereof and not by Section 4.10 hereof; and

(2)                                  the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

(2)                                  a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)                                  an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)                                  the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)                                  the sale or other disposition of cash or Cash Equivalents;

(6)                                  a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment; and

(7)                                  the sale-leaseback of Company-owned or Restricted Subsidiary-owned wireless towers.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                  with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                  United States dollars;

(2)                                  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)                                  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                  commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within nine months after the date of acquisition; and

(6)                                  money market funds that comply with the criteria set forth in Rule 2a-7 promulgated by the SEC.

“Change of Control” means the occurrence of any of the following events:

(1)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder;

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) (other than a Permitted Holder or any entity formed for the purpose of owning the Capital Stock of the Company) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)                                  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Cash Interest” shall have the meaning set forth in Section 1 of Exhibit A.

“Collateral” shall have the meaning set forth in the Security Agreement.

“Collateral Agent” means the Trustee in its capacity as Collateral Agent under the Collateral Documents.

“Collateral Documents” means collectively, all agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent for the benefit of the holders of Second Lien Obligations in the Collateral.

“Company” means iPCS, Inc., and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                  the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(4)                                  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)                                  in the case of the Company or any of its Subsidiaries, expenses incurred in connection with any dispute, litigation, arbitration or similar proceeding against or involving Sprint Nextel Corporation or any of its Subsidiaries or Affiliates in an amount not to exceed $5.0 million in such period to the extent that such amounts were deducted in computing such Consolidated Net Income; plus

(6)                                  expenses incurred by the Company and its Subsidiaries in connections with the Transactions to the extent such amounts reduced such Consolidated Net Income; minus

(7)                                  non-cash items increasing such Consolidated Net Income, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Indebtedness” means, with respect to any specified Person as of any date of determination, the sum, without duplication, of:

(1)                                  the total amount of Indebtedness of such Person and its Restricted Subsidiaries (other than Indebtedness in respect of Hedging Obligations); plus

(2)                                  the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries; plus

(3)                                  the aggregate liquidation value of all Disqualified Stock of such Person and any of its Restricted Subsidiaries that have guaranteed the Indebtedness of such Person and all preferred stock of the Restricted Subsidiaries of such Person.

“Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)                                  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)                                  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)                                  the cumulative effect of a change in accounting principles will be excluded; and

(4)                                  notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                  was a member of such Board of Directors on the Issue Date; or

(2)                                  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or by the Permitted Holders.

“Corporate Trust Office of the Trustee” means a principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Goodwin Square, 225 Asylum Street, Hartford, Connecticut, 06103, Attention:  Corporate Trust Services, 23rd Floor, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt to Cash Flow Ratio” means, with respect to any specified Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters for which internal financial statements are available prior to such date of determination, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period.

In addition, for purposes of calculating the Debt to Cash Flow Ratio:

(1)                                  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Debt to Cash Flow Ratio is made (the “Calculation Date”) will be given pro forma effect (determined in good faith on a reasonable basis in accordance with Regulation S-X under the Securities Act by a responsible financial or accounting officer of the specified Person) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)                                  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)                                  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the Notes.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer referenced in Section 2.06(f) hereof, including any increase in the principal amount thereof as a result of any PIK Payment.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“First Lien Indenture” means the indenture, dated as of April 23, 2007, among the Company, the Guarantors and U.S. Bank National Associates as trustee, as the same may be amended, supplemented or otherwise modified from time to time relating to the First Lien Notes.

“First Lien Notes” means $300,000,000 aggregate principal amount of first lien senior secured floating rate notes due 2013.

“First Lien Collateral Documents” means collectively, all agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence,

the Lien of the First Lien Collateral Agent for the benefit of the holders of First Lien Obligations in the Collateral.

“First Lien Debt to Cash Flow Ratio” for any Person as of any date, shall mean the Debt to Cash Flow Ratio of such Person as of such date except that only Indebtedness constituting First Lien Obligations and Indebtedness secured by Liens of the types described in clauses (3), (4), (6) and (7) of the definition of Permitted Liens shall be included in Consolidated Indebtedness of such Person for purposes of calculating the First Lien Debt to Cash Flow Ratio of such Person.

“First Lien Obligations” means, collectively:

(1)                                  Indebtedness of the Company and the Guarantors permitted by Section 4.09(b)(15);

(2)                                  any Indebtedness and other obligations of the Company secured by a Lien on the Collateral (x) permitted by clause (1) of the definition of Permitted Liens (it being understood that this subclause (2)(x) shall not be duplicative of clause (1) of such definition) and (y) any other Indebtedness of the Company and the Guarantors (including any additional first lien notes) designated by the Company as “Additional Secured Obligations” for purposes of the First Lien Collateral Documents; provided that in the case of this subclause (y), such Indebtedness is permitted to be incurred under this Indenture and either (i) such Indebtedness constitutes Permitted Refinancing Indebtedness in respect of First Lien Obligations or (ii) after giving effect to the issuance of such Indebtedness and the application of the proceeds therefrom, the First Lien Debt to Cash Flow Ratio as of the date of incurrence of such First Lien Obligations would be less that 4.5 to 1.0; and

(3)                                  Hedging Obligations that are designated as “Additional Secured Obligations” for purposes of the First Lien Collateral Documents by the Company.

“Foreign Subsidiary” means any Subsidiary of the Company that is organized under the laws of any jurisdiction other than the United States, any state of the United States or the District of Columbia.

 “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the

Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee of the Notes by a Guarantor in accordance with this Indenture.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); and when used as a verb, “guarantee” and conjugations thereof shall have correlative meanings.

“Guarantors” means any Restricted Subsidiary of the Company on the Issue Date and each other Restricted Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                  other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                  in respect of borrowed money;

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                  in respect of banker’s acceptances;

(4)                                  representing Capital Lease Obligations;

(5)                                  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)                                  representing any net Hedging Obligations,

if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $175,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date (including any increase in the principal amount thereof as a result of any PIK Payment).

“Initial Purchasers” means Banc of America Securities, LLC, UBS Securities LLC and Jefferies & Company, Inc.

“Intercreditor Agreement” means the intercreditor agreement, dated as of the Issue Date, by and between U.S. Bank National Association, as first lien collateral agent, and U.S. Bank National Association, as second lien collateral agent, as the same may be amended, amended and restated or otherwise supplemented in accordance with the terms hereof and thereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07(b) hereof.  The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07(b) hereof.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means April 23, 2007.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)                                  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

(a)                                  any Asset Sale; or

(b)                                 the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)                                  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness incurred pursuant to clause (1) of the definition of “Permitted Debt”) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                                  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)                                  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)                                  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the confidential offering memorandum dated April 11, 2007.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means the delivery or distribution of telecommunications, voice, data or video services, or any business or activity reasonably related or ancillary thereto.

“Permitted Debt” is defined in Section 4.09(b).

“Permitted Holder” means Sprint Nextel Corporation and its Affiliates.

“Permitted Investments” means:

(1)                                  any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                                  any Investment in Cash Equivalents;

(3)                                  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if in connection with or as a result of such Investment:

(a)                                  such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                  any Investment made as a result of the receipt of non-cash consideration from sales of assets that was made in compliance with Section 4.10 hereof;

(5)                                  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                  any Investments received in compromise or resolution of (A) obligations of trade debtors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade debtor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates of the Company;

(7)                                  Investments represented by Hedging Obligations;

(8)                                  Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers’ compensation, performance and other similar deposits;

(9)                                  loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(10)                            repurchases of the Notes; and

(11)                            other Investments in an amount not to exceed $25.0 million at any time outstanding.

“Permitted Liens” means

(1)                                  Liens on the Collateral (which may, at the option of the Company, secure First Lien Obligations) securing Indebtedness in an aggregate principal amount not to exceed $50.0 million;

(2)                                  Liens in favor of the Company or any Guarantor;

(3)                                  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary;

(4)                                  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

(5)                                  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)                                  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(7)                                  Liens existing on the Issue Date;

(8)                                  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)                                  Liens imposed by law, such as carriers’, warehousemen’s, landlords’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10)                            survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)                            Liens, other than Liens securing Indebtedness for money borrowed, that may arise under the Company’s management and services agreements with Sprint Spectrum L.P. and its Affiliates;

(12)                            Liens for security for payment of workers’ compensation or other insurance or arising under workers’ compensation laws or similar legislation;

(13)                            Liens with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without the consent of the lessee, none of which materially impairs the use of any parcel of property material to the business of the Company and its Restricted Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;

(14)                            Liens arising from leases, subleases, licenses or other similar rights that do not interfere with the ordinary course of the business of the Company and its Restricted Subsidiaries;

(15)                            Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit;

(16)                            Liens created for the benefit of (or to secure) the Notes (or the Guarantees); and

(17)                            Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)                                  the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (and improvements and accessions to such property or proceeds or distributions thereof); and

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(18)                            Liens on the Collateral securing First Lien Obligations; and

(19)                            Lien on the Collateral securing Second Lien Obligations.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(3)                                  if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms, taken as a whole, at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                  such Indebtedness is incurred either (x) by the Company or a Guarantor  or (y) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Guarantee” means a guarantee of the Notes pursuant to which the Person providing such guarantee, as primary obligor and not merely as surety, jointly and severally, irrevocably and fully and unconditionally guarantees, on a senior basis (which need not be secured), the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise.

“Rating Agencies” means Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means (i) the registration rights agreement dated as of the Issue Date among the Company, the Guarantors and the initial purchasers of the Notes issued on the Issue Date and (ii) any other exchange and registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Services of the Trustee (or any successor group of the Trustee), including any vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Second Lien Obligations” means, collectively:

(1)                                  Indebtedness of the Company under the Notes issued on the Issue Date (and any increase in the principal amount thereof as a result of any PIK Payment), Indebtedness of the Subsidiaries of the Company under the Guarantees with respect to the Notes and all other payment obligations of the Company and its Subsidiaries under the Second Lien Indenture;

(2)                                  any other Indebtedness of the Company and the Guarantors (including any additional Notes) which is designated by the Company as “Additional Secured Obligations” for purposes of the Second Lien Collateral Documents; provided that such Indebtedness is permitted to be incurred pursuant to Section 4.09.

“Security Agreement” means the second lien security agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the Collateral Agent, as the same may be amended, amended and restated or otherwise supplemented in accordance with the terms hereof and thereof.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise specified or unless the context otherwise requires, “Subsidiary” shall refer to a Subsidiary of the Company.

“Subordinated Indebtedness” means, any Indebtedness of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment (other than solely as a result of being unsecured or secured by junior Liens) to the Notes or the applicable Guarantee pursuant to a written agreement to that effect or otherwise pursuant to the terms of such Indebtedness.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transactions” means the offering of the Notes and the First Lien Notes, the tender offer for certain of the Company’s existing debt securities and repurchase of debt securities pursuant thereto and the application of the proceeds of the Notes and the First Lien Notes and the other transactions described in this offering memorandum, in each case, as specifically contemplated by the Offering Memorandum.

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                  the then outstanding principal amount of such Indebtedness.

Section 1.02                                          Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.08
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Suspension Event”	4.19
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“PIK Notes”	2.02
“PIK Payment”	2.02
“Purchase Date”	3.08
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.19
“Suspended Covenants”	4.19

Section 1.03                                          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                                          Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  “will” shall be interpreted to express a command;

(6)                                  provisions apply to successive events and transactions; and

(7)                                  references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                                          Form and Dating.

(a)                                  General.  The Notes (including any PIK Notes) and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in initial denominations of $1,000 and integral multiples thereof (except in the case of any PIK Notes).

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02                                          Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by at least two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes plus any increase in the principal amount thereof as a result of any PIK Payment.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

In addition, in connection with the payment of PIK Interest, the Company is entitled to, without the consent of the Holders, increase the outstanding principal amount of the Notes or issue additional Notes (the “PIK Notes”) under this Indenture on the same terms and conditions as the Notes offered hereby (in each case, the “PIK Payment”).

Section 2.03                                          Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term

“Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                                          Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                                          Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06                                          Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)                                  the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2)                                  there has occurred and is continuing a Default with respect to the Notes and any Holder so requests.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                              both:
(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions from the Depositary given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)                                both:
(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)                                if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)                                  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any

Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)                               the Registrar receives the following:
(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of written instructions from the Depositary, including registration instructions and the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the

Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will, upon surrender of the Restricted Definitive Note, cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2) and surrender of the Definitive Notes to the Trustee, the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer and surrender of such Unrestricted Definitive Note, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B)                                any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C)                                any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D)                               the Registrar receives the following:
(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)                                  one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)                                  Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                 Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED

THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ‘SECURITIES ACT’ PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY, (1) (a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT OR (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                  Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED

EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (‘DTC’), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                  No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08, 4.10, 4.15 and 9.05 hereof).

(3)                                  The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                  Neither the Registrar nor the Company will be required:

(A)                              to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                                to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                                to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07                                          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it will be deemed outstanding only if the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser within the meaning of Section 8-303 of the New York Uniform Commercial Code.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                                          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10                                          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                                          Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                          Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                                          Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date (or such shorter period as may be agreed between the Company and the Trustee), an Officers’ Certificate setting forth:

(1)                                  the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                  the redemption date;

(3)                                  the principal amount of Notes to be redeemed; and

(4)                                  the redemption price.

Section 3.02                                          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase pro rata, by lot or by such other method in accordance with the procedures of DTC except:

(1)                                  if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)                                  if otherwise required by law.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                                          Notice of Redemption.

Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, postage prepaid, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 11 hereof.

The notice will identify the Notes to be redeemed (including the CUSIP number) and will state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                  the name and address of the Paying Agent;

(5)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                  that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                  the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter period as may be agreed between the Company and the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                                          Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05                                          Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                                          Notes Redeemed or Purchased in Part.

Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note in a principal amount equal to the unredeemed or unpurchased portion of the Note surrendered and cancelled.

Section 3.07                                          Optional Redemption.

(a)                                  On or after May 1, 2008, the Company may redeem all or a part of the Notes issued under the Indenture upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2008	102.000%
2009	101.000%
2010 and thereafter	100.000%

(b)                                 At any time prior to May 1, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 100% of the principal amount thereof plus a premium equal to the interest rate on the Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or a contribution to the Company’s common equity capital; provided that:

(1)                                  at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                  the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests or contribution.

(c)                                  Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                                          Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets; provided, that the Company shall first apply any applicable Excess Proceeds to repurchase First Lien Notes and other First Lien Obligations (on a pro rata basis if applicable) prior to repurchasing any Second Lien Obligations.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all other Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Second Lien Obligations (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer; provided, that the Company shall first apply such Excess Proceeds to repurchase First Lien Notes and other First Lien Obligations (on a pro rata basis if applicable) prior to repurchasing any Second Lien Notes or other Second Lien Obligations.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)                                  that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)                                  the Offer Amount, the purchase price and the Purchase Date;

(3)                                  that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                  that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)                                  that Holders electing to have less than all of its Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6)                                  that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)                                  that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                  that, if the aggregate principal amount of Notes and other pari passu Indebtedness constituting Second Lien Obligations surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased unless all of a Holder’s Note is being purchased); and

(9)                                  that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01                                          Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                                          Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the office of U.S. Bank Trust National Association at 100 Wall Street, 16th Floor, New York, New York as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03                                          Reports.

(a)                                  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will, subject to the second succeeding paragraph, file with the SEC, within the time periods specified in the SEC’s rules and regulations:

(1)                                  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.  In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.  The Company will at all times comply with TIA § 314(a).

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Company will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs of this Section 4.03 on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)                                 If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by clause (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In the event that the Company is acquired by Sprint Nextel Corporation or any of its Subsidiaries in a transaction that complies with this Indenture and Sprint Nextel Corporation provides a Qualifying Guarantee in respect of the Notes, the Company, at its election (a “Substitute Reporting Election”), may replace its obligations under this covenant with respect to annual, quarterly and current reports relating to the Company with an obligation to furnish, file and post (as applicable) annual, quarterly and current reports relating to Sprint Nextel Corporation in a manner consistent with the foregoing provisions (except that references to “the Company” shall be deemed to be references to “Sprint Nextel Corporation”).

In such event, the Company shall promptly provide notice to the Trustee of the Substitute Reporting Election and the Trustee shall promptly provide notice of a Substitute Reporting Election to the Holders.

(c)                                  For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 4.03, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04                                          Compliance Certificate.

(a)                                  The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default, what action the Company is taking or proposes to take with respect thereto and whether additional premium is payable pursuant to Section 6.02 hereof.

Section 4.05                                          Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                                          Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the

Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                          Restricted Payments.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution on or in respect of the Company’s Equity Interests (including any such payment in connection with any merger or consolidation to which the Company is a party), other than (x) dividends or distributions payable solely in the Equity Interests (other than Disqualified Stock) of the Company and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Equity Interests on no more than a pro rata basis);

(2)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)                                  make any payment on or with respect to, or purchase, redeem, defease, prepay or otherwise acquire or retire for value, any Subordinated Indebtedness (other than Indebtedness permitted under clause (6) of Section 4.09(b)), except a payment of interest or principal at the Stated Maturity thereof; or

(4)                                  make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)                                  no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)                                  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 4.09(a) hereof; and

(3)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (1), (2), (3), (5),

(6), (7), (9) and (10) of clause (b) of this Section 4.07), is less than the sum, without duplication of:

(A)                              100% of the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from April 1, 2007 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less the product of 1.5 times the Company’s Consolidated Interest Expense for the same period; plus
(B)                                100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus
(C)                                to the extent that any Restricted Investment that was made after the Issue Date (other than any Restricted Investment made in reliance on clause (8) of Section 4.07(b) hereof) is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus
(D)                               to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus
(E)                                 50% of any dividends received by the Company or a Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)                                 The provisions of Section 4.07(a) hereof will not prohibit:

(1)                                  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;

(2)                                  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the

Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.07(a) hereof;

(3)                                  the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness permitted to be incurred pursuant to the provisions of Section 4.09 hereof;

(4)                                  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period;

(5)                                  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(6)                                  the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Debt to Cash Flow Ratio test described in Section 4.09(a) hereof;

(7)                                within 180 days after the Issue Date, to the extent constituting Restricted Payments, the application of the net cash proceeds of the offering of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum;

(8)                                  additional Restricted Payments in an aggregate amount not to exceed $25.0 million (increased to the extent that any Restricted Investment made in reliance on this clause (8) is sold for cash or otherwise liquidated or repaid for cash, by an amount equal to the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment);

(9)                                  purchase, repurchase, redeem, acquire or retire for value Subordinated Indebtedness out of any remaining Excess Proceeds after the Company has purchased all notes under this Indenture that are tendered pursuant to an Asset Sale Offer made with such Excess Proceeds; and

(10)                            purchase, repurchase, redeem, acquire or retire for value Subordinated Indebtedness pursuant to a Change of Control Offer after the Company has purchased all Notes under this Indenture that are tendered in such Change of Control Offer.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee.  The Board of Directors’ determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $5.0 million.

Section 4.08                                          Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                  The Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)                                  make loans or advances to, or to pay any Indebtedness or other obligation, owing to the Company or any of its Restricted Subsidiaries; or

(3)                                  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                  agreements or instruments governing Indebtedness incurred pursuant to clause (1) of the definition of “Permitted Debt” so long as either (a) the encumbrances and restrictions contained therein do not impair the ability of any Restricted Subsidiary of the Company to pay dividends or make any other distributions or payments directly or indirectly to the Company in an amount sufficient to permit the Company to pay the principal of, or interest (in cash) and premium and Liquidated Damages, if any, on, the Notes, or (b) the encumbrances or restrictions contained therein are no more restrictive, taken as a whole, than those contained in the Notes and this Indenture;

(2)                                  this Indenture, the Notes and the Guarantees and the First Lien Notes, the First Lien Indenture and the related guarantees;

(3)                                  applicable law, rule, regulation or order;

(4)                                  any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)                                  customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6)                                  purchase money obligations for property acquired in the ordinary course of business, mortgage financings and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

(7)                                  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary or sales of Capital Stock issued by, or the assets of such, Restricted Subsidiary pending the sale or other disposition;

(8)                                  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)                                  Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)                            provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11)                            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12)                            encumbrances or restrictions contained in agreements and related documents in respect of Existing Indebtedness.

Section 4.09                                          Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness or issue Disqualified Stock, and the Company’s Restricted Subsidiaries that are Guarantors may incur Indebtedness or issue Disqualified Stock or preferred stock, if, after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom), the Company’s Debt to Cash Flow Ratio would have been no greater than 7.0 to 1.

(b)                                 The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                  the incurrence by the Company and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (1), not to exceed $50.0 million;

(2)                                  the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)                                  the incurrence by the Company and the Guarantors of Indebtedness represented by (i) the Notes to be issued on the Issue Date and any PIK Payments thereon, (ii) the Exchange Notes to be issued pursuant to the Registration Rights Agreement and any PIK Payments thereon, (iii) the Guarantees in respect thereof and (iv) all other payment obligations of the Company and the Guarantors under this Indenture with respect thereto;

(4)                                  the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $20.0 million at any time outstanding

(5)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clause (2) or (3) of this Section 4.09(b) or clause (5) or (15) below;

(6)                                  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Company or such Guarantor with respect to the notes and the Guarantees, as applicable; and provided, further, that

(a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

(b) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                  the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)                              any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(B)                                any sale or other transfer of any such preferred stock to a Person that is neither the Company nor a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are not entered into for speculative purposes;

(9)                                  the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to the Notes or any Guarantee, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed; and provided, further, that there shall be no guarantee by a Restricted Subsidiary that is not a Guarantor or any Indebtedness of the Company or a Guarantor pursuant to this clause (9);

(10)                            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11)                            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)                            the incurrence by the Company and any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any one time outstanding under this clause (12), including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed $25.0 million;

(13)                            Indebtedness of the Company or any Restricted Subsidiary arising from customary agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, fixed or capital assets or a Subsidiary;

(14)                            obligations of the Company or any Restricted Subsidiary in respect of bid, performance, surety or appeal bonds and completion guarantees provided in the ordinary course of business of the Company and its Restricted Subsidiaries; and

(15)                            the incurrence by (i) the Company of the First Lien Notes in an aggregate principal amount not to exceed $300.0 million, (ii) the Company of any exchange notes issued in exchange for the First Lien Notes pursuant to the registration rights agreement entered into on the Issue Date with respect to the First Lien Notes and (iii) any guarantees by the Guarantors of any of the foregoing.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(c)                                  The amount of any Indebtedness outstanding as of any date will be:

(1)                                  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                              the Fair Market Value of such assets at the date of determination; and
(B)                                the amount of the Indebtedness of the other Person.

Section 4.10                                          Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                  at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(A)                              any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and Subordinated Indebtedness) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;
(B)                                any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and
(C)                                any stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this Section 4.10.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds:

(1)                                  to repay First Lien Obligations;

(2)                                  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)                                  to make a capital expenditure; or

(4)                                  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided, that if on or prior to the 360th day following the receipt of any Net Proceeds from an Asset Sale the Company or any Restricted Subsidiary has entered into a binding commitment to apply Net Proceeds as provided in any of clauses (2) through (4) above, then such 360 day period shall be extended until the earlier of (x) the date that is 540 days after such receipt and (y) the date on which such commitment terminates without such Net Proceeds having been so applied.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10.0 million, within 30 days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all other holders of pari passu Indebtedness with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, which price will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis; provided that all First Lien Obligations shall be purchased prior to the repurchase of any Notes or other Second Lien Obligations.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.08 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11                                          Transactions with Affiliates.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)                                  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)                                  the Company delivers to the Trustee:

(A)                              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
(B)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)                                  any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)                                  transactions between or among the Company and/or its Restricted Subsidiaries;

(3)                                  payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;

(4)                                  any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company; and

(5)                                  Restricted Payments that do not violate Section 4.07 hereof.

Section 4.12                                          Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13                                          Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14                                          Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                  its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)                                  the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15                                          Offer to Repurchase Upon Change of Control.

(a)                                  Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (in the case of a partial repurchase, equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)                                  the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                  that any Note not tendered will continue to accrue interest;

(4)                                  that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                  Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16                                          Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17                                          Future  Guarantors.

The Company will cause each Domestic Restricted Subsidiary formed or acquired after the Issue Date to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Notes and a supplement to the Security Agreement, whereupon such Subsidiary will become a Guarantor for all purposes under this Indenture.  The Company will cause such Subsidiary to deliver such supplemental indenture not later than 30 days after such Subsidiary becomes a Domestic Restricted Subsidiary of the Company, and will concurrently cause an Opinion of Counsel, in a form satisfactory to the Trustee, to be delivered to the Trustee.  In addition, the Company may cause any Subsidiary that is not a Guarantor to guarantee payment of the Notes and become a Guarantor thereof.

Section 4.18                                          Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

Section 4.19                                                   Suspension of Covenants.

During any period of time after the Issue Date that:  (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then Sections 3.08, 4.07, 4.08, 4.09, 4.10, and 4.11 (the “Suspended Covenants”) shall not be applicable to the Notes.

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events; it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during any suspension period shall constitute a Default or an Event of Default under the Suspended Covenants and that any actions taken by the Company and its Restricted Subsidiaries during any suspension period shall not, following any Reversion Date, be deemed a usage of any basket in Section 4.07(b) or 4.09(b) or clause (1) of the definition of “Permitted Liens.”  After the time of reinstatement of the Suspended Covenants upon such withdrawal or downgrade, calculations with respect to Restricted Payments shall be made in accordance with the terms under Section 4.07 as though such covenant had been in effect during the entire period of time from the Issue Date.

ARTICLE 5
SUCCESSORS

Section 5.01                                          Merger, Consolidation, or Sale of Assets.

The Company shall not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                  either:

(A)                              the Company is the surviving corporation; or
(B)                                the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                                  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Collateral Documents and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee and shall have made all filings required to preserve the security interests of the Collateral Documents and the Company shall have delivered to the Trustee an Opinion of Counsel in a form satisfactory to the Trustee to the effect that all required filings have been made in connection with such consolidation or merger as are required to preserve the validity and priority of the Liens securing the Second Lien Obligations;

(3)                                  immediately after such transaction, no Default exists; and

(4)                                  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) have a Debt to  Cash Flow Ratio no higher than the Company’s Debt to Cash Flow Ratio immediately prior to such transaction or (b) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 4.09(a) hereof.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Clauses (3) and (4) of this Section 5.01 will not apply to:

(1)                                  a merger of the Company with or into Sprint Nextel Corporation or any of its Subsidiaries or Affiliates, provided, that Sprint Nextel Corporation provides a Qualifying Guarantee;

(2)                                  a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction;

(3)                                  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or

(4)                                  any transaction consummated at such time when an Investment Grade Rating is in effect and no Default exists.

Section 5.02                                          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                                          Events of Default.

Each of the following is an “Event of Default”:

(1)                                  default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

(2)                                  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)                                  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.15, 4.17 or 5.01 hereof;

(4)                                  failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or in the Collateral Documents;

(5)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(A)                              is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(B)                                results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6)                                  failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)                                  except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee;

(8)                                  the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                              commences a voluntary case,
(B)                                consents to the entry of an order for relief against it in an involuntary case,
(C)                                consents to the appointment of a custodian of it or for all or substantially all of its property,
(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                 generally is not paying its debts as they become due;

(9)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(B)                                appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
(C)                                orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(10)                            so long as the Collateral Documents have not otherwise been terminated in accordance with their terms or the Collateral as a whole has not otherwise been released from the Liens of such Collateral Documents in accordance with the terms thereof:

(a)                                  repudiation or disaffirmation by the Company or any Guarantors that individually or together would constitute a Significant Subsidiary of its or their obligations under such Collateral Documents; or

(c)                                  the determination in a judicial proceeding that all or any material portion of such Collateral Documents, taken as a whole, are unenforceable or invalid, for any reason, against the Company or any of such Guarantors that individually or together would constitute a Significant Subsidiary.

Section 6.02                                          Acceleration.

In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03                                          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                          Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                          Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06                                          Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)                                  such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                  Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested that the Trustee pursue the remedy;

(3)                                  such Holder or Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                  the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                  Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request, within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                                          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the

Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                          Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                                          Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                                          Rights of Trustee.

(a)                                  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security reasonably satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                 In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                     The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03                                          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                                          Reports by Trustee to Holders of the Notes.

(a)                                  Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Notes are listed on or delisted from any stock exchange.

Section 7.07                                          Compensation and Indemnity.

(a)                                  The Company will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed in writing by the Company and the Trustee.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and the Guarantors will indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than those based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)                                 To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will constitute a Permitted Lien and will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                                          Replacement of Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10 hereof;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a custodian or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction (at the expense of the Company) for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                                          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                                          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12                                          Patriot Act.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity.  The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Section 7.13                                          Payment of Liquidated Damages.

If Liquidated Damages are payable, the Company shall deliver to the Trustee a certificate to that effect stating (a) the amount of such Liquidated Damages that are payable and (b) the date on which such Liquidated Damages are payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable.  If the Company has paid Liquidated Damages directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 8
COLLATERAL

Section 8.01                                Collateral Documents.

The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Guarantee and the payment and performance of all other obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Collateral Documents are secured as provided in the Collateral Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by Collateral Documents hereafter delivered as required or permitted by this Indenture.  The Company shall, and shall cause each Guarantor to, and each Guarantor shall, do all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements) and all other actions as are necessary or required by the Collateral Documents to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Collateral Documents in the Collateral as a perfected security interest, subject only to Permitted Liens.

Section 8.02                                Collateral Agent.

(a)                                  The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b)                                 Subject to Section 7.01 hereof and Article XII of the Security Agreement, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Second Lien Obligations, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any such Liens or Collateral Documents or any delay in doing so.

(c)                                  The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture).  Except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Collateral Agent will not be obligated:

(1)                                  to act upon directions purported to be delivered to it by any other Person;

(2)                                  to foreclose upon or otherwise enforce any Lien created by the Collateral Documents; or

(3)                                  to take any other action whatsoever with regard to any or all of the Collateral Documents or Collateral.

(d)                                 The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens under the Collateral Documents.

(e)                                  In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(f)                                    The Collateral Agent shall be fully protected in acting in accordance with the express terms of the Intercreditor Agreement and the Security Agreement.

Section 8.03                                Authorization of Actions to Be Taken.

(a)                                  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Collateral Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b)                                 The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Collateral Documents or the Intercreditor Agreement to which the Collateral Agent or Trustee is a party and, subject to the terms of the Collateral Documents and the Intercreditor Agreement, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c)                                  Subject to the provisions of Sections 7.01 and Section 7.02 and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders (but is not obligated to), direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)                                  foreclose upon or otherwise enforce any or all of the Liens;

(2)                                  enforce any of the terms of the Collateral Documents to which the Collateral Agent or Trustee is a party; or

(3)                                  collect and receive payment of any and all amounts under the Notes and the Guarantees.

Subject to Sections 7.01 and 7.02 and the Intercreditor Agreement and at the Company’s sole cost and expense, the Trustee is authorized and empowered (but not obligated) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Liens under the Collateral

Documents or the Collateral Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Collateral Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

Section 8.04                                Release of Collateral.

(a)                                  Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or the Intercreditor Agreement.  In addition, upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Company and the Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Company’s sole cost and expense, under any one or more of the following circumstances:

(i)                                     to enable the Company to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.10 hereof;
(ii)                                  in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor; or
(iii)                               as described in Article 9 hereof.

(b)                                 The Liens on any Collateral securing the Notes and the Guarantees and the other obligations under this Indenture will terminate and be released automatically  upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Liquidated Damages, if any) on, the Notes and all other obligations under this Indenture, the Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Liquidated Damages, if any), are paid or (ii) a discharge of this Indenture under Article 11 hereof.

Section 8.05                                Filing, Recording and Opinions.

(a)                                  The Company will comply with the provisions of Trust Indenture Act Sections 314(b) and 314(d) (including, without limitation, the provision of an initial and annual Opinion of Counsel under Section 314(b)), in each case following qualification of this Indenture pursuant to the Trust Indenture Act, except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Company or any other Person).  Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each September 30.

(b)                                 If any Collateral is released in accordance with this Indenture or any Collateral Document, the Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04(a), will, upon request, deliver a certificate to the Collateral Agent and the Company setting forth such determination.

Section 8.06                                Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 8 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 8; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 8.07                                Release upon Termination of the Company’s Obligations.

In the event (i) that the Company delivers to the Trustee, in a form acceptable to it, an Officer’s Certificate and Opinion of Counsel certifying that the conditions set forth in Section 8.04(b)(i) or (ii) have been satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done, at the Company’s sole cost and expense, all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                          Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee will be authorized to amend or supplement this Indenture, the Notes, the Intercreditor Agreement, the Collateral Documents or the Guarantees without the consent of any Holder of Note:

(1)                                  to cure any ambiguity, defect or inconsistency;

(2)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                  to provide for the assumption of the Company’s or a Guarantor’s obligations under this Indenture, the Collateral Documents, the Notes and the Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)                                  to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                  to conform the text of this Indenture, the Notes, the Intercreditor Agreement, the Collateral Documents or any Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Intercreditor Agreement, Collateral Documents or a Guarantee;

(7)                                  to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(8)                                  to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

(9)                                  to add to the Collateral for the Notes or to release Collateral from the Lien and the Collateral Documents in accordance with the terms of Article VIII or the Collateral Documents;

(10)                            to evidence and provide for the appointment of a successor trustee or collateral agent; or

(11)                            to reflect any PIK Payment.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee or collateral agent will join with the Company and the Guarantors in the execution of any amended or supplemental indenture or other amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and collateral agent will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                                          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 4.10 and 4.15 hereof) and the Notes, the Intercreditor Agreement, the Collateral Documents and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Collateral Documents or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee or the Collateral Agent will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or other amendment unless such amended or supplemental indenture directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture or amendment.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.08, 4.10 and 4.15 hereof);

(3)                                  reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)                                  waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                  make any Note payable in money other than that stated in the Notes;

(6)                                  make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;

(7)                                  waive a redemption payment with respect to any Note (other than a payment required by Sections 3.08, 4.10 or 4.15 hereof);

(8)                                  release all or substantially all of the Guarantors from any of their obligations under their Guarantees or this Indenture, except in accordance with the terms of this Indenture; or

(9)                                  make any change in the preceding amendment and waiver provisions.

Additionally, any amendment, consent or waiver that would constitute a release of all or substantially all of the Collateral securing the Notes from the Collateral Documents will require the consent of Holders of not less than 75% of the outstanding Notes.

Section 9.03                                          Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04                                          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                                          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                          Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
GUARANTEES

Section 10.01                                    Guarantee.

(a)                                  Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                                  the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02                                    Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03                                    Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Restricted Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Domestic Restricted Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 10, to the extent applicable.

Section 10.04                                    Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)                                  immediately after giving effect to such transaction, no Default has occured and is continuing; and

(2)                                  either:

(a)                                  subject to Section 10.05 hereof, such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Guarantee and the Collateral Documents on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate supplements to such Collateral Documents; or

(b)                                 the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05                                    Releases.

(a)                                  In the event of any sale or other disposition of all or a portion of the Capital Stock of a Guarantor to the Company or a Restricted Subsidiary of the Company following which such Guarantor ceases to be a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(b)                                 Upon designation of any Guarantor, as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Guarantee.

(c)                                  Upon satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01                                    Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                  either:

(a)                                  all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)                                  no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)                                  the Company or any Guarantor has paid or caused to be paid all sums payable by the Company and/or the Guarantors under this Indenture; and

(4)                                  the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02                                    Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01                                    Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02                                    Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

iPCS, Inc.
1901 N. Roselle Road, Suite 500
Schaumburg, Illinois  60195
Facsimile No.:  (847) 885-7125
Attention:  Chief Financial Officer

With a copy to:

Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois  60606-4637

Attention:     Paul W. Theiss, Esq.
Robert J. Wild, Esq.

If to the Trustee:

U.S. Bank National Association
Goodwin Square
225 Asylum Street
Hartford, Connecticut  06103
Facsimile No.:  (860) 241-6881
Attention:  Corporate Trust Services

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03                                    Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04                                    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate in a form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                  an Opinion of Counsel in a form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05                                    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06                                    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                                    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08                                    Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE SECURITY AGREEMENT AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09                                    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10                                    Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11                                    Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12                                    Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13                                    Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of April 23, 2007	iPCS, INC.

	By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Vice President and Secretary

GUARANTORS:

iPCS WIRELESS, INC.
iPCS EQUIPMENT, INC.
HORIZON PERSONAL COMMUNICATIONS, INC.
BRIGHT PCS HOLDINGS, INC.
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

	By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Vice President and Secretary

Dated as of April 23, 2007	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

EXHIBIT A

[FACE OF NOTE]

CUSIP/CINS

Second Lien Senior Secured Floating Rate Note due 2014

No.	$

iPCS, Inc.

promises to pay to [              ] or registered assigns,

the principal sum of                                                      on May 1, 2014.

Interest Payment Dates:  February 1, May 1, August 1 and November 1 (or, if any such day is not a Business Day, the next succeeding Business Day)

Record Dates:  January 15, April 15, July 15, and October 15

Dated:  April 23, 2007

iPCS, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Second Lien Senior Secured Floating Rate Notes due 2014

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  iPCS, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note during each Interest Period (as defined below) at the rates set forth below until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below.  The Company will pay interest and Liquidated Damages, if any, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be August 1, 2007.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  The Company may, at its option, elect to pay interest on this Note, (i) in cash (“Cash Interest”) or (ii) entirely by increasing the principal amount of this Note or by issuing PIK Notes (“PIK Interest”); provided that with respect to the Interest Period that commences on the Issue Date, the Company shall pay interest on this Note in cash at the Cash Interest Rate (as defined below).  The Company must elect the form of interest payment with respect to each Interest Period by delivering a notice to the Trustee at least 10 days prior to the commencement of such Interest Period which shall be deemed to be an Authentication Order for purposes of Section 2.02 of the Indenture.  In the absence of any election by the Company being delivered to the Trustee within such time period for any Interest Period, interest for such Interest Period will be Cash Interest.

Cash Interest on the Notes shall accrue for each Interest Period at a rate, reset on each Interest Payment Date, equal to the Applicable LIBOR Rate (as defined below) for such Interest Period plus 3.25% (the “Cash Interest Rate”).   PIK Interest on the Notes shall accrue for each Interest Period at a rate, reset on each Interest Payment Date, equal to the Cash Interest Rate plus 0.75% per annum and shall be payable (x) with respect to Notes represented by one or more Global Notes, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest $1,000) and (y) with respect to Notes represented by Definitive Notes, by issuing PIK Notes in Definitive Note form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest whole dollar) and the Trustee shall, authenticate and deliver such PIK Notes in Definitive Note form for original issuance to the Holders on the relevant record date.  Following an increase in the principal amount of any outstanding Global Notes as a result of a PIK Payment, such Global Notes shall bear interest on such increased principal amount from and after the date of such PIK Payment.  Any PIK Notes issued in Definitive Note form shall be dated as of the applicable Interest Payment Date and shall bear interest from and after such date.  Any PIK Notes in Definitive Note form shall be issued with the description “PIK” on the face of such PIK Note.  The amount of interest accruing on any Note for any day during any Interest Period will be determined by multiplying the principal amount of such Note by a fraction, the numerator of which is the interest rate applicable to such Note during such Interest Period (as determined as set forth above) and the denominator of which is 360.  The interest rate on the Notes will in no event be higher than the maximum rate permitted by the laws of the State of New York (including any applicable federal laws of the United States of America).  As used herein, the following terms have the meanings set forth below:

“Applicable LIBOR Rate” means, for each Interest Period during which any Note is outstanding, the rate (expressed as a percentage per annum) reasonably determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof) equal to the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m.  (London time) two Business Days prior to the first day of such Interest Period; provided that, if no such British Bankers’ Association LIBOR rate is available to the Company, the Applicable LIBOR Rate for the relevant Interest Period shall instead be the rate at which Banc of America Securities LLC or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m.  (London time) two Business Days prior to the first day of such quarterly interest period, in amounts equal to $1.0 million (notice of such rate to be sent to the Trustee by the Company on the date of determination).

“Interest Period” means, (i) initially, the period commencing on and including the Issue Date and ending on and including July 31, 2007 and (ii) thereafter, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date.

(2)           METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15, April 15, July 15, and October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Liquidated Damages, if any, and Cash Interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and Cash Interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           INDENTURE.  The Company issued the Notes under an Indenture dated as of April 23, 2007 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(a)           On or after May 1, 2008, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the applicable redemption prices set forth below (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed to the relevant redemption date (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date), if redeemed during the twelve-month period commencing on May 1st of the years set forth below:

Year	Percentage
2008	102.000%
2009	101.000%
2010 and thereafter	100.000%

(b)           At any time prior to May 1, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 100% of the principal amount thereof plus a premium equal to the interest rate on the Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or a contribution to the Company’s common equity capital; provided that:

(1)           at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)           the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests or contribution.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)           MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           REPURCHASE AT THE OPTION OF THE HOLDER.

(a)           If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within ten days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.08 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis; provided, that the Company shall first apply such Excess Proceeds to repurchase all First Lien Notes and other First Lien

Obligations (on a pro rata basis if applicable) prior to repurchasing any Notes or other Second Lien Obligations.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)           NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)         AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Collateral Documents, the Intercreditor Agreement, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Collateral Documents, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Collateral Documents, the Intercreditor Agreement, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Collateral Documents, the Intercreditor Agreement, the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated April 11, 2007, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Collateral Documents, the Intercreditor Agreement, the Notes or the Guarantees; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes.

(12)         DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15, 4.17 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding voting as a single class to comply with any of the other agreements in the Indenture or in Collateral Documents entered into pursuant to the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:  (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; or (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Guarantee; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (ix) so long as the Collateral Documents have not otherwise been terminated in accordance with their terms or the Collateral as a whole has not otherwise been released from the Liens of the Collateral Documents in accordance with the terms thereof: (a) repudiation or disaffirmation by the Company or any Guarantors that individually or together would constitute a Significant Subsidiary of its or their obligations under the Collateral Documents or (b) the determination in a judicial proceeding that all or any material portion of the Collateral Documents, taken as a whole, are unenforceable or invalid, for any reason, against the Company or any of such Guarantors that individually or together would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)         TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)         COLLATERAL DOCUMENTS AND INTERCREDITOR AGREEMENT.  The obligations of the Company and the Guarantors under the Indenture, the Notes and the Guarantees are secured by a Lien on the Collateral pursuant to the Collateral Documents.  The provisions of the Indenture and the Collateral Documents are subject to the Intercreditor Agreement.

(15)         NO RECOURSE AGAINST OTHERS.  A director, officer, employee, incorporator or stockholder of the Company or any Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)         ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 23, 2007, among the Company, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (collectively, the “Registration Rights Agreement”).

(19)         CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Agreement, the Intercreditor Agreement and/or the Registration Rights Agreement.  Requests may be made to:

iPCS, Inc.
1901 N. Roselle Road, Suite 500
Schaumburg, IL  60195
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                             to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐   Section 4.10                 ☐   Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                                         This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

iPCS, Inc.
1901 N. Roselle Road, Suite 500
Schaumburg, Illinois  60195

U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, Connecticut  06103
Attention:  Corporate Trust Services

Re:  Second Lien Senior Secured Floating Rate Notes due 2014

Reference is hereby made to the Indenture, dated as of April 23, 2007 (the “Indenture”), among iPCS, Inc., as issuer (the “Company”) each of the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                       (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted

Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐  a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP                   ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐  IAI Global Note (CUSIP                   ); or

(b)                                 ☐  a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐  a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP                   ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP                   ), or

(iii)                               ☐  IAI Global Note (CUSIP                   ); or

(iv)                              ☐  Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐  a Restricted Definitive Note; or

(c)                                  ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

iPCS, Inc.
1901 N. Roselle Road, Suite 500
Schaumburg, Illinois  60195

U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, Connecticut  06103
Attention:  Corporate Trust Services

Re:  Second Lien Senior Secured Floating Rate Notes due 2014

(CUSIP                       )

Reference is hereby made to the Indenture, dated as of April 23, 2007 (the “Indenture”), among iPCS, Inc., as issuer (the “Company”), each of the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note,

☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

iPCS, Inc.
1901 N. Roselle Road, Suite 500
Schaumburg, Illinois  60195

U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, Connecticut  06103
Attention:  Corporate Trust Services

Re:  Second Lien Senior Secured Floating Rate Notes due 2014

Reference is hereby made to the Indenture, dated as of April 23, 2007 (the “Indenture”), among iPCS, Inc., as issuer (the “Company”), each of the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)           ☐  a beneficial interest in a Global Note, or

(b)           ☐  a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect

D-1

of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in a form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 23, 2007 (the “Indenture”) among iPCS, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                                 , 200    , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of iPCS, Inc. (or its permitted successor), a Delaware corporation (the “Company”) the other Guarantors (as defined in the Indenture referred to herein) and                                         , as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 23, 2007 providing for the issuance of Second Lien Senior Secured Floating Rate Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to and does hereby provide an unconditional guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

iPCS, Inc.

By:
Name:
Title:

U.S. Bank National Association
as Trustee

By:
Authorized Signatory